Exhibit 10.1

AMENDMENT 2014-1
NORDSTROM 401(k) PLAN & PROFIT SHARING
(2008 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”) is hereby amended pursuant to Plan Section 13.1-3 to increase the deferral limit that applies to Highly Compensated Employees to 16% from 15%, as follows:

1.    Section 5.2-1 Deferral Amount is deleted in its entirety and replaced with the following, effective upon execution of this Amendment 2014-1:

“Deferral Amount. Each Participant who is a Non-Highly Compensated Employee may elect to defer a portion of his or her Compensation for any Plan Year in a whole percentage between one percent (1%) and fifty percent (50%). Effective for Plan Years ending on and after December 31, 2014, each Participant who is a Highly Compensated Employee may elect to defer a portion of his or her Compensation for any Plan Year in a whole percentage between one percent (1%) and sixteen percent (16%). However, no Participant shall be permitted to have Elective Deferral Contributions made to this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code § 402(g) in effect at the beginning of such taxable year, except to the extent permitted under Section 5.2-3 of the Plan and Code § 414(v) relating to Catch-up Contributions. The Plan Administrator may, at any time, reduce the Elective Deferral Contributions for any Participant if it determines that reduction is necessary in order to avoid exceeding the limits imposed by this subsection or Article VI. Notwithstanding the foregoing to the contrary, and subject to the 16% limitation described above, for Eligible Employees who previously were participants in the Perfect Fit 401(k) Plan and first became Eligible Employees following the transfer of their employment from Hautelook to the Company on or about December 22, 2013, such individual’s deferral elections, if any, under the Perfect Fit 401(k) Plan in effect as of December 22, 2013 shall be treated as deferral elections under this Plan, starting effective January 1, 2014.”

IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2014-1 has been executed on behalf of the Company this ________ day of ________________, 2014.

NORDSTROM, INC.

By:
Title:    Executive Vice President
Human Resources and Diversity Affairs